                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT*


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COMPANY NAME                                                   STATE OF INCORPORATION
------------                                                   ----------------------
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
Metropolitan Investment Securities, Inc.          (1)              Washington
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Summit Group Holding Company, Inc.                                 Delaware
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Summit Property Development, Inc.                                  Washington
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Old Standard Life Insurance Company               (2)              Idaho
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Old West Life Insurance & Annuity Company         (3)              Arizona
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

*    Summit Securities, Inc. uses the following DBA in some states:
          National Summit Securities, Inc.


(1) Metropolitan Investment Securities, Inc. uses the following DBA in some states:
          Washington Metropolitan Investment Securities, Inc.
          National Metropolitan Investment Securities, Inc.

(2)  Old Standard Life Insurance Company uses the following DBA in some states:
          Old Standard Company
          Old Standard
          Old Standard Life

(3) Old West Life Insurance & Annuity Company was formerly known as Arizona Life Insurance Company.